Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-5
*CUSIP:   21988G809    Class   A-1
          21988GAD8    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 2, 2006.

INTEREST ACCOUNT
----------------

Balance as of   December 1, 2005.....                                     $0.00
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00
        Interest portion of Call Price received upon exercise
        of Call Rights by 100% of the holders thereof.....          $951,131.69


LESS:
        Distribution to Class A-1 Holders.....                     -$951,131.69
        Distribution to Class A-2 Holders.....                           -$0.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of   February 2, 2006.....                                     $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of   December 1, 2005.....                                     $0.00
        Scheduled Principal received on securities.....                   $0.00
        Principal portion of Call Price received upon
        exercise of Call Rights by 100% of the holders
        thereof.....                                             $64,313,767.67

LESS:
        Distribution to Holders.....                                     -$0.00
        Distribution of principal to Class A-1 Holders
        on February 2, 2006.....                                -$63,786,775.00
        Distribution of principal to Class A-2 Holders on
        February 2, 2006.....                                      -$526,992.67
        Distribution of $67,810,000 principal amount of
        underlying securities to Call Rights Holder
        on February 2, 2006.....                                         -$0.00

Balance as of   February 2, 2006.....                                     $0.00


              UNDERLYING SECURITIES HELD AS OF   February 2, 2006

       Principal
         Amount                     Title of Security
       ----------                   -----------------

         $0.00 MBNA Capital A 8.278% Capital Securities, Series A Due December 1, 2026
                        *CUSIP:   55263BAA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.